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                                                                    EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 24, 2000, except for the fourth paragraph of Note 15, which are dated February 10, 2000 relating to the consolidated financial statements of webMethods, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.





                                        /s/ PricewaterhouseCoopers LLP



                                        PricewaterhouseCoopers LLP





McLean, Virginia
February 10, 2000